FORM F-10
                              Exhibit Number 1.2



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                                                                   EXHIBIT 1.2


CP SHIPS LIMITED




All amounts in million US dollars except ratios

September o, 2002 final prospectus - 10 3/8% Senior Notes due July 15, 2012

Earnings Coverage Ratio
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

                                                              12 Months ended
                                                      --------------------------------
                                                      Dec. 31, 2001    June 30, 2002
                                                      --------------------------------

Earnings before interest and income taxes                         88               40
                                                      --------------------------------

Interest paid on long-term debt                                    6               11

Preference share dividends                                         3                -

Adjustments to interest paid on long-term debt:
             Interest on $175 million revolving
             credit facility, due 2005 repaid
             with proceeds of Senior notes due
             2012 being issued                                    (3)              (3)

             Interest on $200 million Senior Notes
             due 2012 (securities being issued)                   21               21

             Pro Forma interest as if $175 million
             revolving credit facility, which was set
             up in September 2001, had been outstanding
             for all of 2001                                       6                2

             Amortization of discount on Senior
             Notes due 2012 (securities being
             issued)                                               1                1

             Interest on $175 million revolving
             credit facility borrowed subsequent
             to June 30, 2002                                      1                1

             Debt issuance cost (over term of debt)                1                1

             Adjustments to preference dividends
             paid on cummulative preference shares
             redeemed in 2001                                     (3)               -
                                                      --------------------------------

Adjusted interest                                                 33               34
                                                      --------------------------------

Earnings coverage ratio                                         2.67             1.18
                                                      --------------------------------
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